Exhibit 5.1

LAW OFFICE OF GARY A. AGRON
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Telephone: (303) 770-7254
Facsimile: (303) 770-7257
E-Mail: gaa@attglobal.net

April 20, 2009

Zhenghe Real Estate, Inc.
No. 9 Tuanjie Road
Shenyang, Liaoning Province
110013 PRC

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

          We are counsel for Zhenge Real Estate, Inc., a Colorado corporation (the “Company”), in connection with the proposed public offering under the Securities Act of 1933, as amended, of up to an aggregate of 7,434,500 shares of its no par value common stock (“Common Stock”), to be offered by certain selling stockholders of the Company through a Registration Statement on Form S-1 (“Registration Statement”) as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the “Commission”).

          In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation and amendments thereto, of the Company as filed with the Secretary of State of the state of Nevada;

     (2) Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company;

     (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement;

     (4) The other exhibits of the Registration Statement; and

     (5) All relevant statutory provisions under Colorado law, all applicable Nevada Constitutional provisions and all reported judicial decisions interpreting such statutory and Constitutional provisions.

          We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

          Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock offered under the Registration Statement and the Common Stock to be issued upon exercise of the warrants, are fully paid, non-assessable and lawfully issued under Colorado law.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus constituting a part thereof.

Very truly yours,

/s/ Gary A. Agron

Gary A. Agron